                                  EXHIBIT 5.1

                                August 25, 1997


                                                                 (202) 639-7032

BioReliance Corporation
9900 Blackwell Road
Rockville, Maryland  20850

Ladies and Gentlemen:

                  We have acted as special counsel for BioReliance Corporation, a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 1,537,252 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issuable upon exercise of options which have been or may be granted under the BioReliance Corporation 1997 Incentive Plan (the "1997 Plan"), the Microbiological Associates, Inc. 1995 Non-Qualified Stock Option Plan (the "1995 Plan"), the MAGENTA Corporation 1994 Incentive Stock Option Plan (the "1994 Plan") and the MicroBiological Associates, Inc. 1988 Incentive Stock Option Plan (the "1988 Plan").

                  Pursuant to an Assignment and Assumption Agreement, dated as of October 14, 1996, by and among Microbiological Associates, Inc.
("MA"), MAGENTA Corporation ("Magenta") and MAGENTA Viral Production, Inc. (the "Assignment Agreement"), MA assumed all of the outstanding options under the MAGENTA Corporation 1994 Incentive Stock Option Plan (the "Magenta Options"), with appropriate adjustments to the number of shares and exercise price of each Magenta Option to reflect the ratio of the fair market value of the common stock of Magenta to the fair market value of the common stock of MA pursuant to the Assignment Agreement. Pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of April 24, 1997, by and among MA and the Registrant (the "Merger Agreement"), the Registrant assumed all of the outstanding options under the 1995 Plan, the 1994 Plan, and the 1988 Plan (the "MA Options"), with appropriate adjustments to the number of shares and exercise price of each MA Option to reflect the ratio at which the MA common stock was converted into common stock of the Registrant under the Merger Agreement. Prior to the assumption of the MA Options by the Registrant, the number of shares and exercise price of each MA Option were adjusted to reflect a one-for-three reverse stock split of the common stock of MA. The 1997 Plan, the 1995 Plan, the 1994 Plan and the 1988 Plan are collectively referred to herein as the "Plans" and the shares of Common Stock being registered under the Registration Statement are referred to herein as the "Shares". This opinion is delivered to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

                  In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials, and such other documents, and (iii) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

BioReliance Corporation
August 25, 1997
Page 2


                  (a)      The Plans; and

                  (b)      Form of Stock Option Grant Agreement for each Plan.

                  The documents referred to in items (a) and (b) above, inclusive, are referred to herein collectively as the "Documents."

                  In all such examinations, we have assumed the legal capacity of all natural persons executing Documents, the genuineness of all signatures, the authenticity of original or certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company, and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to representation of the Company in connection with the Documents.

                  Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the Plans and any agreement applicable to such Shares, will be validly issued, fully paid and non-assessable.

                  The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

                  The opinion expressed herein is solely for your benefit and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the registration of the Shares. In giving this consent,

BioReliance Corporation
August 25, 1997
Page 3


we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                    By:        /s/ ANDREW P. VARNEY
                                         -----------------------------------
                                                   Andrew P. Varney